UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 8, 2014, XOMA Corporation (the “Company”) entered into a Placement Agent Agreement with Cowen and Company, LLC., as a sole placement agent (the “Placement Agent”), relating to the sale and issuance by the Company in a registered offering to select institutional investors (the “Investors”) of 8,097,165 shares of its common stock, par value $0.0075 per share (“Common Stock”), and accompanying warrants to purchase one share of Common Stock for each share purchased at a price of $4.94 for each share and warrant. The sale of the Common Stock and accompanying warrants is being made pursuant to Subscription Agreements, each dated December 8, 2014 (the “Subscription Agreements”), with each of the Investors pursuant to which the Investors agreed to purchase each share of Common Stock and the accompanying warrant at a purchase price of $4.94. In the aggregate, the Company would issue 8,097,165 shares of Common Stock (the “Shares”) and warrants to purchase 8,097,165 shares of Common Stock (the “Warrants”) pursuant to the terms of the Placement Agent Agreement and the related Subscription Agreements. The Warrants to be issued to each Investor would generally be exercisable for a period of two years from the date of issuance and would carry an exercise price of $7.90 per share, which is equal to 160% of the closing consolidated bid price of the Common Stock on December 8, 2014 as reported by NASDAQ. The Company anticipates raising gross proceeds of $40.0 million. The net offering proceeds to the Company from the sale of the Shares and Warrants, after deducting the placement agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $37.7 million.

The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (together, the “Securities”) are being offered and sold pursuant to a prospectus dated September 20, 2013 and a prospectus supplement dated December 8, 2014 (the “Prospectus Supplement”), pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-191078). The legal opinion of Cooley LLP relating to the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The closing of the sale and issuance of the Shares and the Warrants is expected to take place on or about December 12, 2014, subject to the satisfaction of customary closing conditions.

The foregoing is only a brief description of the material terms of the Placement Agent Agreement, the Warrants and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Placement Agent Agreement, the form of Warrant and the form of Subscription Agreement, respectively, that are filed as Exhibits 1.1, 4.1 and 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Exhibits.

1.1	Placement Agent Agreement, dated December 8, 2014, by and between XOMA Corporation and Cowen and Company, LLC.

4.1	Form of Warrant to Purchase Common Stock

5.1	Opinion of Cooley LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley LLP (included as part of Exhibit 5.1)

99.1	Press Release dated December 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2014	XOMA CORPORATION

	By:	/s/ Fred Kurland
Fred Kurland
Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Description

1.1	Placement Agent Agreement, dated December 8, 2014, by and between XOMA Corporation and Cowen and Company, LLC.

4.1	Form of Warrant to Purchase Common Stock

5.1	Opinion of Cooley LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley LLP (included as part of Exhibit 5.1)

99.1	Press Release dated December 9, 2014